UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2018

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey  07052

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

(a)  On July 9, 2018, New England Institute of Technology at Palm Beach, Inc. (“NEIT”), a wholly-owned subsidiary of Lincoln Educational Services Corporation (the “Company”), entered into a commercial contract (the “Sale Agreement”) with Elite Property Enterprise, LLC (“Buyer”), pursuant to which NEIT has agreed to sell to Buyer the real property owned by  NEIT located at 1126 53rd Court North, Mangonia Park, Palm Beach County, Florida (the “Florida Property”) and the improvements and certain personal property located thereon, for a cash purchase price of $2,550,000.  The Sale Agreement contains customary representations, warranties, covenants and conditions to closing for agreements of this type.  At the closing, NEIT will pay a real estate brokerage fee equal to 5% of the gross sales price and other customary closing costs and expenses.  The Company expects to close on the sale of the Florida Property on August 23, 2018.

As discussed in further detail below, pursuant to the provisions of the Company’s credit agreement with its lender, Sterling National Bank, the net cash proceeds of the sale of the Florida Property will be deposited into an account with the lender to serve as additional security for loans and other financial accommodations provided to the Company and its subsidiaries under the credit agreement.

The foregoing description of the terms of the Sale Agreement is qualified in its entirety by reference to the Sale Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

(b)  On July 11, 2018, the Company and its wholly-owned subsidiaries (collectively with the Company, the “Borrowers”) entered into a third amendment (the “Third Amendment”) of the Credit Agreement dated as of March 31, 2017 (as previously amended, the “Credit Agreement”) between the Borrowers and Sterling National Bank, as lender (the “Bank”).  Prior to the Third Amendment, if the Florida Property was sold, NEIT was required to apply the net proceeds of such sale to repay a corresponding amount of the outstanding principal balance of revolving loans provided under the credit facility, which repayment of principal would permanently reduce the principal amount of revolving loans available under the credit facility.  As a result of the Third Amendment, if the Florida Property is sold, NEIT must deposit the net proceeds of such sale into a non-interest bearing cash collateral account to be held at and by the Bank as additional collateral for the loans outstanding under the credit facility.  Pursuant to the Third Amendment, the Bank reserves the right to apply the funds held in such cash collateral account to the repayment of the outstanding principal balance of the loans outstanding under the credit facility.  The Third Amendment further provides that if the sale of the Florida Property is not completed by August 23, 2018, NEIT will be required to grant to the Bank a first mortgage lien on the Florida Property.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in paragraph (b) of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

2.1	Commercial Contract dated as of July 9, 2018 between New England Institute of Technology at Palm Beach, Inc. and Elite Property Enterprise, LLC
10.1	Third Amendment to Credit Agreement dated as of July 11, 2018 among Lincoln Educational Services Corporation and its subsidiaries and Sterling National Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2018

LINCOLN EDUCATIONAL SERVICES CORPORATION

	By:	/s/	Brian K. Meyers
	Name:		Brian K. Meyers
	Title:		Chief Financial Officer